Exhibit 99.2

Financial Statements

VIDACANN, LLC

TABLE OF CONTENTS

Page
Number

INDEPENDENT AUDITOR'S REVIEW REPORT	1

FINANCIAL STATEMENTS

Balance Sheets - March 31, 2024 and December 31, 2023	2

Statements of Operations - Three months ended March 31, 2024 and 2023	3

Statement of Changes in Members' Equity -Three months ended March 31, 2024 and the year ended December 31, 2023	4

Statement of Cash Flows - Three months ended March 31, 2024 and 2023	5

NOTES TO FINANCIAL STATEMENTS	6 - 13

Steven D. Rawlins, CPA Gary M. Huggett, CPA David W. Howie, CPA

INDEPENDENT AUDITOR'S REPORT

To Management and the Members

Vidacann, LLC

St Johns, Florida

Results of Review of Interim Financial Information

We have reviewed the accompanying financial statements of Vidacann, LLC., which comprise the balance sheet as of March 31, 2024, and the related statements of operations and members equity and cash flows for the three months ended March 31, 2024 and 2023, and the related notes to the financial statements (collectively referred to as the interim financial information).

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Basis for Review Results

We conducted our review in accordance with auditing standards generally accepted in the United States of America (GAAS) applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of interim financial information is substantially less in scope than an audit conducted in accordance with GAAS, the objective of which is an expression of an opinion regarding the financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of Vidacann, LLC. and to meet our ethical responsibilities in accordance with relevant ethical requirements related to our review. We believe that the results of the review procedures provide a reasonable basis for our conclusion.

Responsibilities of Management for the Interim Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Report on Balance Sheet as of December 31, 2023

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet as of December 31, 2023, and the related statements of operations, changes in members equity, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited financial statements in our report dated April 15, 2024. In our opinion, the accompanying balance sheet of Vidacann, LLC as of December 31, 2023, is consistent, in all material respects, with the audited financial statements from which it was derived.

/s/ Masters, Smith & Wisby P.A.
Certified Public Accountants
Jacksonville, Florida
July 11, 2024

Jacksonville Office 4651 Salisbury Road, Suite 185 Jacksonville, FL 32256 P 904.396.2202 F 904.398.1315 www.mswcpa.com	1	Ponte Vedra Office 822 A1A North, Suite 310 Ponte Verda Beach, FL 32082 P 904.280.5400 F 904.247.1665 www.mswcpa.com
Members of the American and Florida Institutes of Certified Public Accountants

VIDACANN, LLC.

BALANCE SHEET

ASSETS
	(Reviewed)	(Audited)
	March 31, 2024	December 31, 2023

Current Assets:
Cash and cash equivalents	$5,638,045	$2,477,687
Inventory	5,314,502	5,351,599
Capitalized cultivation costs	1,081,926	1,985,854
Prepaid expenses	124,056	124,056
Total Current Assets	12,158,529	9,939,196

Property and Equipment:
Leasehold improvements	14,756,785	14,731,111
Machinery, equipment and vehicles	6,867,001	6,625,701
Furniture and fixtures	523,072	523,072
Computer equipment and software	276,829	271,796
Construction in progress	74,682	74,682
	22,498,369	22,226,362
Accumulated depreciation	(5,025,117)	(4,693,044)
Total Property and Equipment	17,473,252	17,533,318

Other Assets:
Operating lease right-of-use assets	20,013,366	20,874,473
Intangible assets - net	81,081	81,081
Deposits and other assets	413,549	386,722
Total Other Assets	20,507,996	21,342,276

Total Assets	$50,139,777	$48,814,790

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Accounts payable	$630,883	$689,115
Accrued expenses	772,687	357,795
Line of credit	2,981,752	2,979,742
Due to investors	694,481	-
Current portion of long-term debt and finance leases	179,444	74,339
Current portion of operating lease liabilities	4,059,772	4,107,362
Total Current Liabilities	9,319,019	8,208,353

Long-Term Liabilities:
Long-term debt and finance leases	191,229	110,629
Operating lease liabilities, less current portion	16,147,166	16,950,911
Due to investors	1,500,000	2,194,481
Total Long-Term Liabilities	17,838,395	19,256,021

Total Liabilities	27,157,414	27,464,374

Members' Equity	22,982,363	21,350,416

Total Liabilities and Members' Equity	$50,139,777	$48,814,790

See Accompanying Notes to the Financial Statements

VIDACANN, LLC

STATEMENTS OF OPERATIONS

	(Reviewed)	(Reviewed)
	Three months ended	Three months ended
	March 31, 2024	March 31, 2023

Net Sales	$12,511,055	$7,643,561

Cost of Goods Sold	6,939,022	5,476,683

Gross Profit	5,572,033	2,166,878

Selling, General and Administrative Expenses:
Salaries, wages and related payroll expenses	4,230,262	3,624,136
Rent	1,119,652	1,042,366
Cultivation/branding fees	131,537	138,015
Packaging and supplies	1,544,213	1,269,298
Advertising	44,312	154,195
Automobile	60,417	51,114
Depreciation	311,351	283,799
Employee benefits	127,009	133,200
Contributions	1,743	525
Commissions	-	82,942
Insurance	135,923	181,525
Outside services	39,893	58,077
Professional fees	25,423	144,494
Office expense	218,853	179,491
Taxes	146,848	53,018
Amortization	22,942	31,241
Retail expense	20,950	11,346
Product testing	232,983	222,461
Royalties	2,505	-
Travel	27,771	54,011
Utilities	251,207	263,718
Repairs	103,161	186,722

Total Selling, General and Administrative Expenses	8,798,955	8,165,694

Applied overhead costs	(5,477,971)	(4,348,992)

Operating Income (Loss)	2,251,049	(1,649,824)

Other Income (Expense):
Loss on disposal of property and equipment	(1,981)	(64,264)
Interest expense	(125,243)	(164,045)
Other income, net	-	50,000

Net Income (Loss)	$2,123,825	$(1,798,133)

See Accompanying Notes to the Financial Statements

VIDACANN, LLC

STATEMENT OF CHANGES IN MEMBERS' EQUITY

		Loop's	Ray of
	Loop's	Nursery &	Hope 4
	Dispensaries	Greenhouses	Florida
	LLC - 74%	Inc. - 1%	LLC - 25%	Total

Balance at January 1, 2023	$ 14,146,117	$ 1,952,593	$ 3,749,304	$ 19,848,014

Net income	1,111,777	15,024	375,601	1,502,402

Balance at December 31, 2023	$ 15,257,894	$ 1,967,617	$ 4,124,905	$ 21,350,416

Balance at January 1, 2024	$ 15,257,894	$ 1,967,617	$ 4,124,905	$ 21,350,416

Net income	1,571,631	21,238	530,956	2,123,825

Member distributions	(491,878)	-	-	(491,878)

Balance at March 31, 2024	$ 16,337,647	$ 1,988,855	$ 4,655,861	$ 22,982,363

See Accompanying Notes to the Financial Statements

VIDACANN, LLC

STATEMENT OF CASH FLOWS

	(Reviewed)	(Reviewed)
	Three months ended	Three months ended
	March 31, 2024	March 31, 2023

Cash Flows from Operating Activities:
Net Income	$2,123,825	$(1,798,133)
Adjustments to reconcile net income (loss) to net cash
provided (used) by operating activities:
Depreciation	311,351	283,799
Amortization	22,942	31,241
Gain on disposal of property and equipment	-	(64,264)
(Increase) decrease in:
Inventory	37,097	(302,442)
Cultivation costs	906,919	671,864
Prepaid expenses	-	5,032
Other assets	(26,827)	30,247
Right of use asset	861,107	1,003,630
Increase (decrease) in:
Accounts payable	(58,232)	288,236
Accrued expenses	414,892	317,007
Operating lease liability	(851,335)	(1,031,627)

Net cash provided (used) by operating activities	3,741,739	(565,410)

Cash Flows From Investing Activities:
Purchase of property and equipment	(33,908)	(246,313)

Net cash used by investing activities	(33,908)	(246,313)

Cash Flows from Financing Activities:
Member distributions	(491,878)
Payments on debt and finance leases	(55,595)	(6,917)

Net cash used by financing activities	(547,473)	(6,917)

Net Increase (Decrease) in Cash and Cash Equivalents	3,160,358	(818,639)

Cash and Cash Equivalents at Beginning of Period	2,477,687	1,522,165

Cash and Cash Equivalents at End of Period	$5,638,045	$703,526

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest	$125,243	$134,045

Non-Cash Investing and Financing Information:

Equipment acquired through finance lease	$241,300	$-

See Accompanying Notes to the Financial Statements

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

March 31, 2024 and December 31, 2023

and for the Three Months Ended March 31, 2024 and 2023

A.         Summary of Significant Accounting Policies:

Nature of Business

Vidacann, LLC (the “Company”) d/b/a VidaCann is a limited liability corporation formed on June 13, 2019 and is the successor to Vidacann, Ltd. which was formed on September 5, 2017 and dissolved on June 13, 2019. The Company is licensed in the State of Florida as a Medical Marijuana Treatment Center under Florida Statue 381.986. The Company maintains cultivation facilities located in Jacksonville, FL and a manufacturing complex also located in Jacksonville. The Company operates 27 dispensaries located throughout the state of Florida.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less. No such instruments were held at March 31, 2024 or December 31, 2023.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, other current assets, accounts payable, accrued liabilities, and notes payable approximate fair value because of the short maturity of those instruments.

Inventory

Inventories are stated at the lower of cost or net realizable value based on their estimated value in the process from seed to finished product. Inventories of harvested plants are transferred from cultivation costs at an estimated cost based on the value of distilled oils. As the plants are processed into distilled oils, they are revalued to reflect the value added in the distillation process. A final revaluation is made as the oils are manufactured into the finished product. Unused packaging and hardware are initially valued at cost, less any reserves for obsolescence. All inventories are determined on the first in first out (“FIFO”) method of accounting.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method based on the following estimated useful lives of the assets:

Years
Leasehold improvements	40
Machinery and equipment	10
Vehicles	10
Furniture and fixtures	5-10
Computer equipment and software	3-10

`

Depreciation expense was $311,351 and $283,799 for the three months ended March 31, 2024 and 2023, respectively.

Expenditures for maintenance and repairs are charged to operations, while renewals and betterments are capitalized. The cost and associated accumulated depreciation of assets retired or disposed of are removed from the records and any resulting gain or loss is included in income.

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

March 31, 2024 and December 31, 2023

and for the Three Months Ended March 31, 2024 and 2023

A.         Summary of Significant Accounting Policies (continued):

Capitalized Cultivation Costs

The Company has adopted FASB ACC 905 “Agricultural Producers and Agricultural Cooperatives”, which prescribes that all direct and indirect costs of growing crops be capitalized and reported at the lower of cost or net realizable value.

Intangible Assets

The Company has adopted FASB ASC 350, “Intangibles-Goodwill and Other.” This statement requires that an intangible asset with a definite life be amortized over that life in a pattern that reflects the use or consumption of the asset’s economic benefits. For those assets that have no definite useful life, however, no amortization is to be recorded until the remaining useful life is no longer indefinite. Intangible assets that are thus not subject to amortization should be analyzed annually to determine if there has been an impairment of the asset’s value, i.e., whether future economic benefits associated with that asset are less than its current recorded value. If necessary, an impairment loss would then be recognized to reduce the asset’s carrying value to its current fair value.

Recent Accounting Pronouncements:

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842). This guidance amends existing lease standards requiring lessees to recognize a liability for what were previously defined as operating leases, an off-balance sheet item, on their balance sheets with a corresponding right to use asset. The Company adopted the requirements of the guidance effective January 1, 2022 and has elected to apply the provisions of this standard to the beginning of the period of adoption.  Comparative information has not been restated and continues to be reported under the accounting standards in effect for the prior period.

The lease liability is initially and subsequently recognized based on the present value of its future lease payments. The discount rate used is the U.S. Treasury par yield curve rate based on the information available at the commencement date for all leases. The right-to-use asset is subsequently measured throughout the lease term at the amount of the remeasured lease liability. Lease cost for lease payments is recognized on a straight-line basis over the lease term.

The Company has elected, for all underlying classes of assets, to not recognize right-to-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement, and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes lease cost associated with short-term leases on a straight-line basis over the lease term.

Revenue Recognition

The Company has adopted Financial Accounting Standards Board (FASB) ASU 2014-09 Revenue from Contracts with Customers. This ASU establishes a uniform 5-step (performance obligations) process to ensure that revenues are recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods and services. The standard also distinguishes the timing of revenues of those transferred at a point in time and those that are transferred over time.

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

March 31, 2024 and December 31, 2023

and for the Three Months Ended March 31, 2024 and 2023

A.         Summary of Significant Accounting Policies (continued):

The Company adopted the standard using the modified retrospective approach as allowed under the standard which allows only contracts not completed as of the date of adoption, with no restatement of comparative periods. Management has determined that the adoption of ASU 2014-09 has not significantly altered the way revenue is recognized for the Company. The company generates all its revenue from retail sales of its medical marijuana products in the State of Florida to licensed patients via its retail dispensaries. The performance obligations of these sales are satisfied at a point in time when the customer transfers the transaction price to the Company and the customer receives the product.

Advertising and Promotion

Advertising and promotion costs are charged to operations when incurred. Advertising and promotion expense were $44,312 and $154,195 for the three months ended March 31, 2024 and 2023, respectively.

Income Taxes

The Company reports to its members their proportionate share of its modified cash basis income or loss for each tax year, with the members including that income or loss in their respective income tax returns. The Company itself is not a taxpaying entity for federal or state income tax purposes and accordingly, no income taxes have been recorded in these financial statements. The Company takes certain tax positions which it believes are adhering to the laws established by the taxing authorities taking into consideration IRS Section 280E rules. The Company doesn’t believe it has taken any uncertain tax positions which could subject it to penalties or interest; therefore, none have been accrued in the accompanying financial statements.

Use of Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenue and expenses recognized during the period reported, actual results could differ from those estimates.

Subsequent Events

The Company has evaluated subsequent events through the date of the Independent Auditor's Review Report, which is the date the financial statements were available to be issued.

B.         Inventory:

Inventory at March 31, 2024 and December 31, 2023 consisted of the following:

	March 31, 2024	December 31, 2023

Finish product - lab	$ 2,927,039	$ 2,622,300
Finish product-dispensaries	1,565,873	2,033,173
Packaging and supplies	821,590	696,126

Total Inventory	$ 5,314,502	$ 5,351,599

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

March 31, 2024 and December 31, 2023

and for the Three Months Ended March 31, 2024 and 2023

C.         Notes Payable:

Notes payable consist of the following:

	March 31, 2024	December 31, 2023
Notes payable to equipment finance company, payable in monthly payments of $1,976 of principle and interest at 0%, secured by related equipment, maturities through July 2026	19,626	22,820

Note payable to equipment finance company, payable in monthly payments of $6,400 of principle and interest at 8.49%, secured by related equipment, matures May 2026	146,388	162,148
	166,014	184,968
Less current obligation	(74,416)	(74,339)

Note payable, net of current portion	$ 91,598	$ 110,629

Maturities of principal payment and the notes payable are as of September 30, 2023:

2025	$ 74,416
2026	80,285
2027	11,313
$ 166,014

D.         Concentrations:

The Company is limited by Florida law to retail customers residing in the State of Florida who have a valid medical marijuana certificate.

E.         Lease Commitments:

The Company leases dispensary, cultivating, manufacturing facilities and vehicles under operating leases expiring in various years through 2029.  The lease cost for the three months ended March 31, 2024 and 2023 was $1,153,987 and $1,075,944, respectively.

	March 31, 2024	March 31, 2023

Operating Lease Cost – Buildings	$ 1,119,652	$ 1,042,306
Operating Lease Cost – Vehicles	34,335	33,578
Total Lease Cost	$ 1,153,987	$ 1,075,944

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

March 31, 2024 and December 31, 2023

and for the Three Months Ended March 31, 2024 and 2023

E.         Lease Commitments (continued):

Amounts reported in the consolidated balance sheet as of March 31, 2024 and December 31, 2023 were as follows:

	March 31, 2024	December 31, 2023
Operating Lease ROU assets	$ 20,013,366	$ 20,874,473
Finance lease ROU assets- property and equipment	235,770	-
Total Lease Assets	$ 20,249,136	$ 20,874,473

Current portion of operating lease liability	$ 4,059,772	$ 4,107,362
Current portion of finance lease liability	105,028	-

Long-term portion of operating lease liability	$ 16,147,166	$ 16,950,911
Long-term portion of finance lease liability	99,631	-

Other information related to leases as of March 31, 2024 and December 31, 2023 was as follows:

Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities	March 31, 2024	December 31, 2023
Operating cash flow from operating lease	$ 1,078,555	$ 4,334,074
Operating cash flow for finance leases	41,164	-

ROU assets obtained in exchange for lease obligations:
Operating Leases	$ 432,973	$ 1,524,185
Finance leases	241,300	-

Weighted average remaining lease term:
Operating leases	4.90 years	5.06 years
Finance leases	1.75 years	-

Weighted average discount rate:
Operating leases	1.29%	1.29%
Finance leases	27.20%	-

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

March 31, 2024 and December 31, 2023

and for the Three Months Ended March 31, 2024 and 2023

E.         Lease Commitments (continued):

Maturities of lease liabilities under noncancelable operating leases as of March 31, 2024 are as follows:

	Operating Leases	Finance Leases
2025	$ 4,270,933	$ 148,337
2026	4,009,340	111,253
2027	3,908,284	-
2028	3,812,857	-
2029	2,981,522	-
Thereafter	1,926,167	-

Total	20,909,103	259,590
Less inputted interest	(702,165)	(54,932)

Total	$ 20,206,938	$ 204,658

F.           Line of Credit:

The Company has a bank line of credit available for a total of $3,000,000 secured by a blanket lien on business assets. This line of credit requires monthly interest payments at the WSJ Prime Rate plus 1.5% (10.00% at March 31, 2024). The line of credit is payable on demand and expires February 20, 2025.

G.           Related Party Transactions:

Due to Investors

The Company has amounts due to three investors totaling $2,194,481, at March 31, 2024 and December 31, 2023 with interest ranging from 7.5% to 10% payable monthly.

Purchases

The Company’s vendor for certain packaging supplies is owned by an investor. The Company incurred expenses of $173,337 and $44,127 for the three months ended March 31, 2024 and 2023, respectively.

Cultivation facility/land lease

In May of 2020, the Company entered into a land lease agreement for its cultivation facility with a member which calls for rent of $300,000 per year, per greenhouse not to exceed $4,000,000 per year. This agreement expires on December 31, 2029 with renewal options for two successive periods of five years each. The Company operates nine greenhouses, the minimum rent payments for the greenhouses are included in the schedule of lease payments at Note E.

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

March 31, 2024 and December 31, 2023

and for the Three Months Ended March 31, 2024 and 2023

G.         Related Party Transactions (continued):

Manufacturing facility lease

The Company leases its manufacturing facility under a ten -year lease agreement with an investor expiring on April 30, 2028. The initial base rent of $126,000 per year, plus additional amounts for insurance, taxes and common area maintenance and base rent increases of 3% per year. Rent expense related to this lease was $36,517 and $35,454 for the three months ended March 31, 2024 and 2023, respectively. Future minimum lease payments are included in the schedule of lease payments at Note E.

H.         Concentrations of Credit Risk:

Cash balances are exposed to credit risk since the company periodically maintains balances in excess of FDIC insurance limits. The Company maintains its cash balances at a high-quality financial institution and does not believe it is exposed to any significant risk with respect to these cash balances. At March 31, 2024 cash balances exceed FDIC insured limits by $4,602,297.

I.           Retirement Plan

The Company has adopted a qualified 401(k) deferred compensation plan. Employees meeting certain eligibility requirements can participate in the plan by making elective salary deferrals up IRS limits. The plan provides for discretionary employer contributions as determined by management. The Company did not make any elective contributions to the plan for the three months ended March 31, 2024 and 2023, respectively.

J.         Membership Interest Purchase Agreement

On August 28, 2023, the Company and it’s members (the “Sellers”) entered into a Membership Interest Purchase Agreement (“Purchase Agreement”) with Planet 13 Holdings, Inc. (Planet 13) pursuant to which, upon the terms and subject to the conditions, Planet 13 will acquire from the Sellers all of the membership interests in VidaCann.

Pursuant to the Purchase Agreement, the Planet 13 will acquire VidaCann from the Sellers for agreed consideration at closing of the transaction (the “Closing”) equal to the sum of: (i) 78,461,538 shares of common stock of the Planet 13 (the “Base Share Consideration”), of which 1,307,698 shares will be issued to VidaCann’s industry advisor (the “VC Advisor”); (ii) a cash payment of US$4,000,000 (the “Closing Cash Payment”); and (iii) promissory notes to be issued by the Company to the Sellers in the aggregate principal amount of US$5,000,000, with each of the above components subject to adjustments as set out in the Purchase Agreement. Based on the closing price of the Company’s common shares of (CAD$0.69) US$0.5071 as of August 25, 2023 on the Canadian Securities Exchange (the “CSE”) (based on the Bank of Canada CAD to USD exchange rate on August 25, 2023 of CAD$1.00=US$1.3606), the total consideration was valued at approximately US$48.9 million at that time. The Purchase Agreement contemplates that VidaCann will continue to have US$3,000,000 of bank indebtedness and US$1,500,000 or less of related party notes to former VidaCann owners at the Closing.

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

March 31, 2024 and December 31, 2023

and for the Three Months Ended March 31, 2024 and 2023

J.         Membership Interest Purchase Agreement (continued):

The Purchase Agreement contains customary representations, warranties and covenants. The Sellers and VidaCann have agreed to use commercially reasonable efforts to operate their business in the ordinary course consistent with past practice prior to the Closing and to refrain from taking certain actions without the Company’s consent. The parties have each agreed to use their respective reasonable best efforts to consummate the transaction, including to obtain required regulatory approvals and certain consents.

This transaction was completed on May 9, 2024.

K.         Subsequent Events

The Company's biennial license renewal for the period July 24, 2024 to July 24, 2026 was approved by the Florida Department of Health letter dated July 8, 2024. The Company paid a fee of $1,332,124.

During the 2nd quarter of 2024 the Company made member distributions of $1,360,151 and paid down investor loans of $694,481.